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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT

         We consent to the incorporation by reference in this Registration Statement of Rohr, Inc. on Form S-8 of our reports dated September 11, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Rohr, Inc. for the year ended July 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

San Diego, California
December 28, 1995